AMENDMENT
                                     TO THE
                            SUSSEX COUNTY STATE BANK
                          SALARY CONTINUATION AGREEMENT
                              DATED MARCH 15, 2000
                                       FOR
                                DONALD L. KOVACH

      THIS AMENDMENT is adopted this 7th day of January, 2004, by and between SUSSEX BANK, (formerly Sussex County State Bank), a bank located in Franklin, New Jersey (the "Company") and DONALD L. KOVACH (the "Executive").

      The Company and the Executive executed the Salary Continuation Agreement on March 15, 2000 (the "Agreement").

      The Executive desires to remain working for the Company beyond his originally anticipated retirement date and the Company also desires to have Executive continue working beyond the originally anticipated retirement date. Therefore, the Company and the Executive desire to amend the Agreement so as to fix benefits under the Agreement based upon Executive's salary level at the originally anticipated retirement date with a four percent (4%) annual adjustment thereafter until Executive's full retirement.

      WHEREFORE, the Company and the Executive agree to amend the Agreement as follows:

                             Amendments to Article 1

      Section 1.5 shall be deleted in its entirety and replaced by the Section
1.5 below:

      1.5 "Final Pay" means the average of the reported base pay (W-2 compensation) paid to the Executive by the Company for the last five
            (5) full calendar years preceding the Executive's 70th birthday increased by four percent (4%) per year from Executive's 70th birthday until Termination of Employment.

      IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

Executive:                              SUSSEX BANK


By: /s/ Donald L. Kovach               By: /s/ Terry Thompson
------------------------                   -------------------------------------
DONALD L. KOVACH
                                       Title President/COO
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